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                                                                    Exhibit 32.1
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                            ADDITIONAL CERTIFICATIONS

Pursuant to 18 U.S.C. Section 1350, the undersigned officer of Michael Baker Corporation (the "Company"), hereby certifies that the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2003 (the "Report") fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/  Donald P. Fusilli, Jr.                           Dated:  November 14, 2003
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Donald P. Fusilli, Jr.
President and Chief Executive Officer


Pursuant to 18 U.S.C. Section 1350, the undersigned officer of Michael Baker Corporation (the "Company"), hereby certifies that the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2003 (the "Report") fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/  Willam P. Mooney                                 Dated:  November 14, 2003
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William P. Mooney
Executive Vice President and
  Chief Financial Officer

These additional certifications are being furnished solely pursuant to 18 U.S.C.
Section 1350, and are not being filed as part of the Report or as a separate disclosure document.